Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way • Irvine, CA USA •92614 Phone: 949.250.2500 • Fax: 949.250.2525 www.edwards.com

NEWS RELEASE

Media Contact:	Barry R. Liden, 949-250-5070
Investor Contact:	David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS SOLID FIRST QUARTER RESULTS

•             Magna Drives Continued Double-Digit PERIMOUNT Growth

•             Gross Profit Margin Strengthens Profitability

•             Special Items Result In Net $2.0 Million Pretax Gain

IRVINE, Calif., April 21 , 2005 – Edwards Lifesciences Corporation (NYSE: EW), the world leader in products and technologies to treat advanced cardiovascular disease, today reported net income for the quarter ended March 31, 2005 of $31.2 million, or $0.50 per diluted share, compared to a net loss of $62.1 million, or $1.04 per diluted share, for the same period in 2004.  Adjusted net income, excluding the special items detailed in the reconciliation tables below, was $30.1 million, or $0.48 per diluted share, compared to $25.2 million, or $0.41 per diluted share, in the comparable period of the previous year.

First quarter net sales increased 6.0 percent to $249.1 million, compared to $235.0 million in the same quarter last year.  Foreign exchange (FX) contributed $5.4 million and was more than offset by discontinued businesses.

“This quarter’s results were driven by continued solid Heart Valve Therapy and Critical Care sales growth, and a strong gross profit margin,” said Michael A. Mussallem, Edwards Lifesciences’ chairman and CEO.  “Other notable events this quarter included the launch of our new FloTrac hemodynamic monitoring system, the availability of our complete line of LifeStent peripheral stent products, and further progress in our three percutaneous heart valve programs.”

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Sales Results

For the first quarter, the company reported Heart Valve Therapy sales of $116.7 million, a 10.1 percent increase compared to the same quarter last year, with FX contributing $2.2 million to the growth.  “Heart valve growth this quarter was driven by the continued strength of our market-leading PERIMOUNT tissue valves,” said Mussallem.  “In the U.S., we again achieved double-digit PERIMOUNT growth and another sequentially stronger quarter of Magna sales.”

Critical Care sales of $79.9 million grew 6.4 percent compared to last year’s quarter, with FX contributing $1.9 million to the growth.  This quarter’s growth was due primarily to robust pressure monitoring product sales resulting from market share gains, and sales of advanced technology catheters.

Cardiac Surgery Systems sales for the quarter were $25.2 million, lifted by market share gains in cannulae and favorable FX, but more than offset by a $3.1 million decline resulting from discontinued businesses.  During the quarter, the company completed the divestiture of its low margin perfusion products business in Japan.

Vascular sales were $16.3 million, an 8.7 percent increase compared to the same period in 2004, led by sales of interventional products and modest FX gains.  “At the end of this quarter, we achieved target inventory levels in our LifeStent product line, enabling us to begin consignment and increase sales,” Mussallem said.

Sales of Other Distributed Products were $11.0 million in the quarter compared to $11.9 million in the year ago period, a slight decline due to the company’s exit from the Japan pacemaker business during the quarter.

Domestic and international sales for the first quarter grew to $111.2 million and $137.9 million, respectively.

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Additional Operating Results

For the quarter, Edwards’ gross profit margin increased to 61.4 percent from 58.0 percent in the same period last year.  The increase was due primarily to the expiration of last year’s currency hedging contracts, as well as continued favorable FX rates and sales of higher margin heart valve products.

Selling, general and administrative (SG&A) expenses were $85.6 million for the quarter, or 34.4 percent of sales, compared to $76.5 million in the year ago period.  The increase in SG&A was due primarily to higher sales and marketing expenses related to the company’s U.S. peripheral stent and heart valve therapy products, and higher international expenses due to foreign exchange rates.  Research and development expenses of $25.0 million increased 19.0 percent compared to the prior year’s quarter, primarily attributable to increased investments in percutaneous valve programs.

Long-term debt at March 31 was $275.8 million, resulting in a debt-to-cap ratio of 29.9 percent.  Free cash flow generated during the quarter was $14.9 million, calculated as cash flow from operating activities of $20.9 million minus capital expenditures of
$6.0 million.

In the quarter, the company repurchased approximately 290,000 shares of common stock for $12.5 million.

During the quarter, the company recorded a $2.0 million net pretax gain from special items, consisting of a gain on the sale of its Japan perfusion products business of $7.7 million, and a $5.7 million charge relating to that operation’s realignment.

2005 Outlook

“Our solid first quarter results set the stage for a year of higher growth for Edwards Lifesciences.  We expect strong performance from our market-leading heart valve franchise and contributions from our new FloTrac system and LifeStent peripheral stents,” said Mussallem.  “Additionally, we’ve achieved a number of important clinical

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milestones across all three of our percutaneous valve programs.  As a result, we’ve gained valuable insights, reinforcing our optimism for Edwards’ long-term outlook.

“We expect to achieve all of our previously stated 2005 financial goals,” Mussallem continued.  “Specifically, we expect to generate total sales between $980 million to $1.02 billion and increase our gross profit margin by more than 100 basis points.  We also expect to deliver net income growth of 13 to 15 percent excluding the impact of special items, and generate free cash flow of $115 to $125 million.  Based on our strong first quarter results, we are narrowing our 2005 EPS guidance to $1.90 to $1.95, which is at the higher end of our previously stated range.  Finally, we find the quarterly First Call EPS mean estimates for the rest of the year to be reasonable.”

About Edwards Lifesciences

Edwards Lifesciences, a leader in advanced cardiovascular disease treatments, is the number-one heart valve company in the world and the global leader in acute hemodynamic monitoring.  Headquartered in Irvine, Calif., Edwards focuses on specific cardiovascular opportunities including heart valve disease, peripheral vascular disease and critical care technologies.  The company’s global brands, which are sold in approximately 100 countries, include Carpentier-Edwards, Cosgrove-Edwards, Fogarty, LifeStent, PERIMOUNT, and Swan-Ganz.  Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 5:00 p.m. EST to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using account number 2995 and conference number 146444.  The call will also be available via live or archived webcast

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on the “Investor Relations” section of the Edwards’ web site at www.edwards.com or www.edwards.com/InvestorRelations.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are subject to substantial risks and uncertainties including, but not limited to, those related to the successful consignment and sale of LifeStent peripheral stents; the ability to achieve higher growth; the launch of the FloTrac system; the achievement of additional clinical milestones in all three percutaneous (transcatheter) heart valve programs; 2005 financial goals including total sales between $980 million and $1.02 billion, a more than 100 basis point increase in gross profit margin, net income growth of 13 to 15 percent and free cash flow of $115 to $125 million; 2005 EPS of $1.90 to $1.95; the reasonableness of 2005 quarterly EPS estimates; and the ability to obtain regulatory approvals for and market new products; the ability to generate and maintain sufficient cash resources to increase investments in the company’s business and repay debt; the success and timing of new product launches; the impact of currency exchange rates; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; technological advances in the medical field; product demand and market acceptance; changing conditions in the economy in general and in the healthcare industry; and other risks detailed in the company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2004.  These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Actual results or experience could differ materially from that expressed or implied by forward-looking statements.

Edwards, FloTrac, Vigileo, Magna and PERIMOUNT Magna are trademarks of Edwards Lifesciences Corporation.  Edwards Lifesciences, Carpentier-Edwards, Cosgrove-Edwards, Fogarty, PERIMOUNT and Swan-Ganz are trademarks of Edwards Lifesciences Corporation and are registered in the U.S. Patent and Trademark Office.  LifeStent is a trademark of Edwards Lifesciences AG and is registered in the United States Patent and Trademark Office.

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EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended March 31,
(in millions, except per share data)	2005	2004

Net sales	$249.1	$235.0
Cost of goods sold	96.2	98.7

Gross profit	152.9	136.3

Selling, general and administrative expenses	85.6	76.5
Research and development expenses	25.0	21.0
Purchased in-process research and development expenses	0.0	81.0
Special charges, net	(2.0)	10.6
Interest expense, net	2.8	3.7
Other expenses (income), net	(1.1)	1.1

Income (loss) before provision for income taxes	42.6	(57.6)

Provision for income taxes	11.4	4.5

Net income (loss)	$31.2	$(62.1)

Weighted average common shares outstanding used to calculate basic earnings per share	59.5	59.6

Basic earnings (loss) per share	$0.52	$(1.04)

Weighted average common shares outstanding used to calculate diluted earnings per share	64.9	59.6

Diluted earnings (loss) per share	$0.50	$(1.04)

Operating Statistics
As a percentage of net sales:
Gross profit	61.4%	58.0%
Selling, general and administrative expenses	34.4%	32.6%
Research and development expenses	10.0%	8.9%
Income (loss) before provision for income taxes	17.1%	(24.5)%
Net income (loss)	12.5%	(26.4)%

Effective tax rate	26.8%	(7.8)%

Reconciliation of Diluted Earnings per Share
Net income (loss) above	$31.2	$(62.1)
Adjustment for items included in net income related to the contingent convertible debt	1.0	0.0
Adjusted net income (loss)	$32.2	$(62.1)

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	62.2	59.6
Weighted average common shares outstanding for the contingent convertible debt	2.7	0.0
Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	64.9	59.6

Diluted earnings (loss) per share including the contingent convertible debt	$0.50	$(1.04)

Note: Numbers may not foot due to rounding

Edwards Lifesciences Corporation

Unaudited Balance Sheets

(in millions)

	March 31, 2005	December 31, 2004
ASSETS

Current assets
Cash and cash equivalents	$72.6	$48.9
Accounts and other receivables, net	127.7	119.4
Inventories, net	126.1	127.7
Deferred income taxes	17.5	21.1
Prepaid expenses and other current assets	56.7	50.4

Total current assets	400.6	367.5

Property, plant and equipment, net	195.4	201.7
Goodwill	337.7	337.7
Other intangible assets, net	143.1	152.6
Investments in unconsolidated affiliates	17.3	20.6
Deferred income taxes	18.8	22.3
Other assets	10.2	10.3

Total assets	$1,123.1	$1,112.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued liabilities	$176.4	$195.4

Long term debt	275.8	267.1
Other non current liabilities	22.8	22.1

Stockholders’ equity
Common stock	64.6	64.2
Additional contributed capital	507.0	500.6
Retained earnings	255.3	224.1
Accumulated other comprehensive income	(26.3)	(20.8)
Common stock in treasury, at cost	(152.5)	(140.0)
Total stockholders’ equity	648.1	628.1

Total liabilities and equity	$1,123.1	$1,112.7

Notes to the Unaudited Reconciliation Schedules

Certain disclosures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) contained in this discussion are accompanied by disclosures that are not prepared in conformity with GAAP.  These non-GAAP disclosures exclude certain items from the GAAP presentations.  Management has determined that these non-GAAP disclosures provide (1) a more meaningful, consistent comparison of the Company’s operating results for the periods presented, on a basis consistent with management’s means of evaluating operating performance, and (2) additional information for investors to assess changes between periods that better reflect the Company’s ongoing operations. The items included in these non-GAAP disclosures, and the basis for excluding them, are set forth below:

In-Process Research and Development - The Company incurred purchased in-process research and development expenses on the acquisition of PVT last year.  Given the materiality and unusual nature of these expenses relative to the operating results for the periods presented, these expenses have been excluded in the Adjusted Unaudited Consolidated Statements of Operations and the Unaudited Reconciliation of Consolidated Statements of Operations.

Other Items - The Company generated certain special credits and charges, related to (i) the 2005 sale of the Japan Perfusion Products business, (ii) the Japan realignment in 2005, and (iii) the 2004 termination of its Lifepath AAA program and its Interventional Cardiology products. Given the materiality and unusual nature of these items relative to the operating results for the periods presented, these items have been excluded in the Adjusted Unaudited Consolidated Statements of Operations and the Unaudited Reconciliation of Consolidated Statements of Operations.

Results of Discontinued Businesses - The Company has exited certain businesses during the periods presented.  In light of the significance of the impact these businesses had on the profitability of the Company, the results of these businesses have been excluded in the Reconciliation of Sales by Product Line and Region.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and growth rates of the Company’s underlying business.  The impact of foreign exchange rate fluctuations have been excluded in the Reconciliation of Sales by Product Line and Region. Management believes that excluding these impacts helps explain changes in the fundamental business operations.

Edwards Lifesciences Corporation

Unaudited Reconciliation of Consolidated Statements of Operations

(in millions, except per share data)

		Special Items
		Gain on sale of Japan
	Q1 2005	Perfusion Products	Japan	Q1 2005
	As Reported	Business	Realignment	As Adjusted

Net sales	$249.1			$249.1
Cost of goods sold	96.2			96.2

Gross profit	152.9			152.9

Selling, general and administrative expenses	85.6			85.6
Research and development expenses	25.0			25.0
Purchased in-process research and development expenses	0.0			0.0
Special charges, net	(2.0)	7.7	(5.7)	0.0
Interest expense, net	2.8			2.8
Other expenses (income), net	(1.1)			(1.1)

Income before provision for income taxes	42.6	(7.7)	5.7	40.6

Provision for income taxes	11.4	(3.2)	2.3	10.5

Net income	$31.2	$(4.5)	$3.4	$30.1

		Special Items
				Interventional
			Lifepath AAA	Cardiology
	Q1 2004	PVT	Program	Product	Q1 2004
	As Reported	IPR&D	Termination	Termination	As Adjusted

Net sales	$235.0				$235.0
Cost of goods sold	98.7				98.7

Gross profit	136.3				136.3

Selling, general and administrative expenses	76.5				76.5
Research and development expenses	21.0				21.0
Purchased in-process research and development expenses	81.0	(81.0)			0.0
Special charges, net	10.6		(8.4)	(2.2)	0.0
Interest expense, net	3.7				3.7
Other expenses (income), net	1.1				1.1

Income before provision for income taxes	(57.6)	81.0	8.4	2.2	34.0

Provision for income taxes	4.5	0.6	2.8	0.9	8.8

Net income	$(62.1)	$80.4	$5.6	$1.3	$25.2

Edwards Lifesciences Corporation

Adjusted Unaudited Consolidated Statements of Operations

Excluding Special Charges, Net

	Three Months Ended March 31,
(in millions, except per share data)	2005	2004

Net sales	$249.1	$235.0
Cost of goods sold	96.2	98.7

Gross profit	152.9	136.3

Selling, general and administrative expenses	85.6	76.5
Research and development expenses	25.0	21.0
Interest expense, net	2.8	3.7
Other expense (income), net	(1.1)	1.1

Income before provision for income taxes	40.6	34.0

Provision for income taxes	10.5	8.8

Adjusted net income	$30.1	$25.2

Weighted average common shares outstanding used to calculate basic earnings per share	59.5	59.6

Adjusted basic earnings per share	$0.51	$0.42

Weighted average common shares outstanding used to calculate diluted earnings per share	64.9	64.6

Adjusted diluted earnings per share	$0.48	$0.41

Operating Statistics
As a percentage of net sales:
Gross profit	61.4%	58.0%
Selling, general and administrative expenses	34.4%	32.6%
Research and development expenses	10.0%	8.9%
Income before provision for income taxes	16.3%	14.5%
Adjusted net income	12.1%	10.7%

Effective tax rate	26%	26%

Reconciliation of Diluted Earnings per Share
Adjusted net income above	$30.1	$25.2
Adjustment for items included in net income related to the contingent convertible debt	1.0	1.0
Adjusted net income including the contingent convertible debt	$31.1	$26.2

Weighted average common shares outstanding used to calculate diluted earnings per share excluding contingent convertible debt	62.2	61.9
Weighted average common shares outstanding for the contingent convertible debt	2.7	2.7
Weighted average common shares outstanding used to calculate diluted earnings per share including the contingent convertible debt	64.9	64.6

Adjusted diluted earnings per share including the contingent convertible debt	$0.48	$0.41

Note: Numbers may not foot due to rounding

Edwards Lifesciences Corporation

Unaudited Reconciliation of Sales by Product Line and Region

(in millions)

				2004	2005
Sales by Product Line (Qtr)	1Q 2005	1Q 2004	GAAP Growth Rate	Discontinued Business Impact	Discontinued Business Impact	FX Impact	1Q 2004 FX Adjusted	Underlying Impact	Underlying
Heart Valve Therapy	$116.7	$106.0	10.1%	$0.0	$0.0	$2.2	108.2	$8.5	7.8%
Critical Care	79.9	75.1	6.4%	$0.0	$0.0	1.9	77.0	2.9	3.8%
Cardiac Surgery Systems	25.2	27.0	(6.7)%	$(5.9)	$(2.8)	0.6	21.7	0.7	3.4%
Vascular	16.3	15.0	8.7%	$(1.0)	$0.0	0.4	14.4	1.9	12.9%
Other Distributed Products	11.0	11.9	(7.6)%	$(2.0)	$0.0	0.3	10.2	0.8	8.0%
Total Sales	$249.1	$235.0	6.0%	$(8.9)	$(2.8)	$5.4	$231.5	$14.8	6.4%

Sales by Region (Qtr)	1Q 2005	1Q 2004	Change
United States	$111.2	$104.5	$6.7
Europe	62.4	56.9	5.5
Japan	48.9	50.7	(1.8)
Rest of World	26.6	22.9	3.7
International	137.9	130.5	7.4
Total	$249.1	$235.0	$14.1